UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 8, 2010

Marshall Edwards, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50484	51-0407811
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
11975 El Camino Real, Suite 101, San Diego, CA 92130
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 858-792-6300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     As previously announced, Marshall Edwards, Inc. (the “Company”), an oncology company focused on the clinical development of novel anti-cancer therapeutics, will conduct a conference call on September 8, 2010 to present an update on the Company and its lead programs, along with an overview of the Company’s fourth quarter and fiscal year end 2010 results.
     A copy of the press release announcing the conference call, including instructions for accessing the call, is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 8.01 Other Events.
     On September 8, 2010, the Company issued a press release announcing that the Company has reached an agreement in principle with Novogen Limited to acquire Novogen’s entire isoflavone-based small molecule intellectual property portfolio in a stock-based transaction.
     A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Marshall Edwards, Inc. dated August 31, 2010

99.2	Press Release issued by Marshall Edwards, Inc. dated September 8, 2010

Signature
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSHALL EDWARDS, INC.
By:	/s/ Daniel P. Gold
Daniel P. Gold
Chief Executive Officer and President

Dated: September 8, 2010

Index to Exhibits

Exhibit No.	Description
99.1	Press Release issued by Marshall Edwards, Inc. dated August 31, 2010

99.2	Press Release issued by Marshall Edwards, Inc. dated September 8, 2010